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                                                                   EXHIBIT 14(a)


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors and Shareholders
AIM International Funds, Inc.:

We consent to the use of our reports on the AIM Global Growth Fund and the AIM Global Income Fund (portfolios of AIM International Funds, Inc.) dated December 3, 1999 included herein and the references to our firm under the heading "Financial Information" in the Statement of Additional Information and "Accountants" in the Agreement and Plan of Reorganization.

/s/ KPMG LLP

KPMG LLP



Houston, Texas
March 22, 2000